Exhibit 99.1

Zedge Announces First Quarter Fiscal 2025 Results

Zedge Marketplace subscription revenue increased 21%

Zedge Marketplace ARPMAU1 increased 22%

Zedge Premium GTV1 increased 62%

New York, NY – December 16, 2024: Zedge, Inc. (NYSE AMERICAN: ZDGE), $ZDGE, a leader in digital marketplaces and interactive games that provides content, enables creativity, empowers self-expression and facilitates community, today announced results for its first quarter fiscal 2025, ended October 31, 2024.

Jonathan Reich, Zedge’s CEO, commented:

“We are encouraged by the underlying trends in our business, which provide a strong foundation for future growth despite a mixed bag of results at the start of the fiscal year.

“The Zedge Marketplace continued to shine with subscription revenue growing 21% year-over-year and accelerated growth in lifetime subscriptions drove an 8% increase in overall subscribers. Zedge Premium’s GTV (Gross Transaction Value) surged by 62%, fueled by the popularity of our parallax wallpapers (3-D motion wallpapers), optimization of rewarded video CPMs and the expansion of pAInt, our AI image generator, demonstrating our ability to fuel growth with innovative features. These achievements and a shift towards users with higher return profiles led to an impressive 22% increase in Average Revenue per Monthly Active User (ARPMAU). Additionally, Zedge Marketplace iOS growth continues to be a bright spot for the Company with revenue up over 60% in the quarter. However, we did encounter some advertising challenges in the quarter, including a now resolved coding error that limited our supply of selected ad inventory for a short period, a delay in an ad partner’s testing of our platform, and start up complexities from adding a new advertising mediation platform to our mix. Additionally, we adopted a more conservative short-term approach to user acquisition, prioritizing higher returns on ad spend (ROAS) over rapid scaling. Despite these hurdles, we are confident in our ability to return to advertising revenue growth in the quarters ahead.

“Emojipedia delivered an outstanding quarter with record revenue up 33% year-over-year, showcasing its continued appeal as the go-to resource for emoji-related information and its strength as a revenue generator within our portfolio. We are thrilled to see Emojipedia’s sustained growth, further validating its value to our ecosystem and validating our original acquisition thesis.

“GuruShots remains in transition as we focus on initiatives aimed at attracting new users who will convert into recurring, paying players. We’re currently rolling out Duels, a player-versus-player (PVP) game mechanic that will cap the new onboarding, economy and Missions enhancements we introduced in 2024. Despite limiting marketing spend, we are seeing early signs of growth with higher engagement and retention among new players. Our next area of focus relates to effectively monetizing new players and efficiently growing paid user acquisition, which we believe will pave the way for sustainable growth.

“In summary, while we had some near-term challenges, we remain focused on executing on our strategy, driving innovation and delivering value for our stockholders, and the progress we’ve made reaffirms our confidence that we are headed in the right direction.”

Fiscal 2025 Outlook

“We anticipate significant improvements in our second quarter driven by traditional holiday seasonal strength and the resolution of key challenges from the first quarter. For the remainder of fiscal 2025, we are focused on leveraging our solid foundation to drive growth and scalability across all business units. A critical part of this strategy is the ongoing integration of generative AI into our product portfolio, enriching the user experience with cutting-edge features. Our recent beta launch of the AI Emoji Generator on Cyber Monday exemplifies this approach, enabling Emojipedia users to design custom emojis and break free from standard device keyboards.

“Our top priority for the Zedge Marketplace this year is to transform users from content consumers into content creators, aligning ourselves more deeply within the Creator Economy. The continued rollout of pAInt 2.0 and the planned imminent addition of AI audio capabilities underscore our commitment to innovation. Audio, in particular, represents an exciting opportunity to attract new users and deepen engagement with existing ones, further solidifying our position in this dynamic space.

“Beyond product advancements, our marketing team remains a critical revenue growth driver. After weathering the first quarter’s challenges, we are confident in the team’s ability to accelerate ROAS-attractive user acquisition, particularly in well-developed economies, while also building on our strong momentum with iOS users. This alignment of innovative products and strategic marketing positions us for continued success.

“Emojipedia continues to thrive, with the expansion of the ‘Emoji Playground’ in early December which now includes the AI-driven emoji creator. Our next priority will be redesigning and upgrading Emojipedia’s website to improve engagement and reinforce its reputation as the premier destination for emoji enthusiasts worldwide.

“For GuruShots, our primary focus is returning to growth. To achieve this, we are allocating resources to new feature introductions and enhancements designed to better attract and engage new users, versus previously relying mainly on legacy players to fuel the game’s growth. While this transition may continue negatively impacting short-term revenue, we believe we are seeing the bottom of that curve. The changes we’ve implemented—including an enhanced onboarding process, a coin-based in-game economy, and the launch of Missions—are already showing promising early results. Looking ahead, the imminent release of Duels during the holiday season will add an exciting competitive PvP layer to the game, driving further engagement and retention.

“Lastly, we remain committed to introducing new products to drive long-term growth. Projects like Wishcraft and AI Art Master, currently in beta, highlight our ability to foster innovation and agility. By centralizing our development platform, we can iterate quickly, prioritize initiatives that show promise and scale successful concepts while promptly cutting offerings that show less promise. This approach positions us to create incremental wins and breakthrough successes that will hopefully fuel Zedge’s sustained growth in the years ahead and make $ZDGE a growth stock once again. In the meantime, we will continue to innovate in our offerings and take advantage of our value stock status with the $5 million share repurchase program that the board authorized,” concluded Reich.

First Quarter Highlights (fiscal 2025 versus fiscal 2024)

●	Revenue increased 1.6% to $7.2 million;

●	GAAP operating loss of ($0.5) million, compared to operating income of $0.3 million;

●	GAAP net loss and loss per share (EPS) were ($0.3) million and ($0.02) compared to ($0.0) million and ($0.00), respectively;

●	Non-GAAP net loss and EPS were ($0.0) million ($0.00) compared to non-GAAP net income and EPS of $0.5 million and $0.04, respectively;

●	Adjusted EBITDA of $0.3 million;

●	Zedge Premium’s GTV, increased 61.6% to $0.7 million.

First Quarter Select Financial Metrics: FY25 versus FY24*
(in $M except for EPS)	Q1 ’25	Q1 ’24	Change
Total Revenue	$7.2	$7.1	1.6%
Advertising Revenue	$4.9	$4.9	-1.3%
Digital goods and services	$0.6	$0.9	-31.8%
Subscription Revenue	$1.2	$1.0	21.1%
Other Revenue	$0.5	$0.2	122.5%
GAAP Operating Income (Loss)	$(0.5)	$0.3	-242.7%
Operating Margin	-6.4%	4.5%
GAAP Net Loss	$(0.3)	$(0.0)	nm
GAAP Diluted Loss Per Share	$(0.02)	$(0.00)	nm
Non-GAAP Net Income (Loss)	$(0.0)	$0.5	nm
Non- GAAP Diluted Earnings (Loss) Per Share	$(0.00)	$0.04	nm
Adjusted EBITDA	$0.3	$1.5	-81.2%
Cash Flow from Operations	$1.2	$1.3	-7.1%

nm = not measurable/meaningful

*	numbers may not add due to rounding

Select Zedge Marketplace Metrics: FY25 versus FY24*
(in MM except for ARPMAU and where noted)	Q1 ’25	Q1 ’24	Change
Total Installs - Cumulative	685.5	625.3	9.6%
MAU	25.0	28.5	-12.3%
Well-developed Markets	5.5	6.2	-10.8%
Emerging Markets	19.5	22.3	-12.7%
Active Subscriptions (in 000s)	698	648	7.7%
ARPMAU	$0.077	$0.063	22.1%
Zedge Premium - Gross Transaction Value (GTV)	$0.7	$0.4	61.6%

*	numbers may not add due to rounding

[1]	We use the following business metrics in this release because we believe they are useful in evaluating Zedge’s operational performance.

●	Monthly active users, or MAU, captures the number of unique users that used our Zedge App during the previous 30 days of the relevant period, is useful for evaluating consumer engagement with our App, which correlates to advertising revenue as more users drive more ad impressions for sale. It also allows readers and potential advertisers to evaluate the size of our user base.

●	Zedge Premium Gross Transaction Value, or GTV, is the total dollar amount of transactions conducted through Zedge Premium. As Zedge Premium is an internal focus for growth, we believe this metric will help investors evaluate our progress in growing this part of our business.

●	Average Revenue Per Monthly Active User for our Zedge App, or ARPMAU, is useful in evaluating how well we monetize our user base.

●	An Active Subscription is a subscription that has commenced and not been canceled, including paused subscriptions and subscriptions in free trials, grace periods, or account hold. This is important because it is a source of recurring revenue.

●	Total Installs – Cumulative measures the number of times the Zedge App has been downloaded since inception.

[2]	Throughout this release, Non-GAAP Net Income, Non-GAAP EPS and Adjusted EBITDA are non-GAAP financial measures intended to provide useful information that supplement Zedge’s results in accordance with GAAP. Please refer to the Reconciliation of Non-GAAP Financial measures at the end of this release for an explanation of Zedge’s formulations of Non-GAAP Net Income, Non-GAAP EPS and Adjusted EBITDA and reconciliations to the most directly comparable GAAP measures.

Trended Financial Information*
(in $M except for EPS, ARPMAU, Paid Subscriptions)	Q123	Q223	Q323	Q423	Q124	Q224	Q324	Q424	Q125	FY23	FY24
Total Revenue	$6.9	$7.0	$6.7	$6.6	$7.1	$7.8	$7.7	$7.6	$7.2	$27.2	$30.1
Advertising Revenue	$4.5	$4.6	$4.6	$4.6	$4.9	$5.5	$5.5	$5.2	$4.9	$18.3	$21.0
Digital goods and services	$1.3	$1.2	$1.1	$1.0	$0.9	$0.9	$0.9	$0.7	$0.6	$4.6	$3.5
Subscription Revenue	$0.9	$0.9	$0.8	$0.9	$1.0	$1.1	$1.1	$1.2	$1.2	$3.5	$4.3
Other Revenue	$0.2	$0.2	$0.2	$0.2	$0.2	$0.3	$0.2	$0.5	$0.5	$0.8	$1.2
GAAP Operating Income (Loss)	$(0.2)	$1.5	$(8.4)	$0.2	$0.3	$(11.9)	$(0.1)	$(0.1)	$(0.5)	$(6.9)	$(11.8)
GAAP Net Income (Loss)	$(0.2)	$1.6	$(7.7)	$0.2	$(0.0)	$(9.2)	$0.1	$(0.0)	$(0.3)	$(6.1)	$(9.2)
GAAP Diluted Earnings (Loss) Per Share	$(0.01)	$0.11	$(0.55)	$0.01	$0.00	$(0.66)	$0.01	$(0.00)	$(0.02)	$(0.44)	$(0.65)
Non GAAP Net Income	$0.2	$0.8	$0.3	$0.6	$0.5	$0.5	$0.5	$0.3	$(0.0)	$1.9	$1.8
Non-GAAP Diluted EPS	$0.01	$0.06	$0.02	$0.04	$0.04	$0.04	$0.03	$0.02	$(0.00)	$0.13	$0.13
Adjusted EBITDA	$1.0	$1.4	$1.7	$1.6	$1.5	$1.5	$0.9	$0.8	$0.3	$5.7	$4.7
Adjusted EBITDA Margin	13.8%	20.5%	25.4%	24.2%	21.7%	19.9%	11.1%	10.2%	4.0%	20.9%	15.6%
Cash Flow from Operations	$1.1	$0.0	$1.6	$0.4	$1.3	$1.6	$2.3	$1.2	$1.2	$3.2	$6.3
MAU	31.9	32.2	32.0	30.9	28.5	28.7	27.7	26.1	25.0	nm	nm
Well-developed Markets	7.1	7.4	7.2	6.8	6.2	6.2	6.0	5.5	5.5	nm	nm
Emerging Markets	24.8	24.8	24.8	24.1	22.3	22.5	21.7	20.6	19.5	nm	nm
Active Subscriptions (in 000s)	674	654	631	647	648	648	654	669	698	nm	nm
ARPMAU	$0.054	$0.052	$0.053	$0.055	$0.063	$0.072	$0.074	$0.079	$0.077	nm	nm
Zedge Premium – GTV	$0.3	$0.4	$0.4	$0.4	$0.4	$0.5	$0.6	$0.6	$0.7	$1.5	$2.1

nm = not measurable/meaningful

*	numbers may not add due to rounding

Earnings Announcement and Supplemental Information

Management will host an earnings conference call beginning at 10:00 a.m. Eastern to discuss its results, outlook, and strategy, followed by a Q&A with investors.

Live Call-in Info:

Toll Free: 888-506-0062

International: 973-528-0011

Participant Access Code: 118473

Webcast URL: https://www.webcaster4.com/Webcast/Page/2205/51726

Replay:

Toll Free: 877-481-4010

International: 919-882-2331

Replay Passcode: 51726

About Zedge

Zedge empowers tens of millions of consumers and creators each month with its suite of interconnected platforms that enable creativity, self-expression and e-commerce and foster community through fun competitions. Zedge’s ecosystem of product offerings includes the Zedge Marketplace, a freemium marketplace offering mobile phone wallpapers, video wallpapers, ringtones, notification sounds, and pAInt, a generative AI image maker; GuruShots, “The World’s Greatest Photography Game,” a skill-based photo challenge game; and Emojipedia, the #1 trusted source for ‘all things emoji.’ For more information, visit: investor.zedge.net

Follow us on X: @Zedge

Follow us on LinkedIn

Forward-Looking Statements

All statements above that are not purely about historical facts, including, but not limited to, those in which we use the words “believe,” “anticipate,” “expect,” “plan,” “intend,” “estimate,” “target” and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent our current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors. Our filings with the SEC provide detailed information on such statements and risks and should be consulted along with this release. To the extent permitted under applicable law, we assume no obligation to update any forward-looking statements.

Contact:

Brian Siegel, IRC, MBA

Senior Managing Director

Hayden IR

(346) 396-8696

ir@zedge.net

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par value data)

	October 31,	July 31,
	2024	2024
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$20,196	$19,998
Trade accounts receivable	3,213	3,406
Prepaid expenses and other receivables	754	593
Total current assets	24,163	23,997
Property and equipment, net	2,194	2,306
Intangible assets, net	5,257	5,369
Goodwill	1,812	1,824
Deferred tax assets, net	4,344	4,344
Other assets	428	355
Total assets	$38,198	$38,195
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$1,389	$1,113
Accrued expenses and other current liabilities	2,865	2,969
Deferred revenues	2,425	2,168
Total current liabilities	6,679	6,250
Deferred revenues--non-current	1,266	931
Other liabilities	150	118
Total liabilities	8,095	7,299

Stockholders’ equity:
Preferred stock, $.01 par value; authorized shares—2,400; no shares issued and outstanding	-	-
Class A common stock, $.01 par value; authorized shares—2,600; 525 shares issued and outstanding at October 31, 2024 and July 31, 2024	5	5
Class B common stock, $.01 par value; authorized shares—40,000; 14,896 shares issued and 13,619 shares outstanding at October 31, 2024, and 14,866 shares issued and 13,815 outstanding at July 31, 2024	149	149
Additional paid-in capital	48,642	48,263
Accumulated other comprehensive loss	(1,861)	(1,832)
Accumulated deficit	(13,452)	(13,113)
Treasury stock, 1,277 shares at October 31, 2024 and 1,051 shares at July 31, 2024, at cost	(3,380)	(2,576)
Total stockholders’ equity	30,103	30,896
Total liabilities and stockholders’ equity	$38,198	$38,195

ZEDGE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except per share data)

	Three Months Ended
	October 31,
	2024	2023
Revenues	$7,194	$7,081
Costs and expenses:
Direct cost of revenues (excluding amortization of capitalized software and technology development costs which is included below)	461	486
Selling, general and administrative	6,809	5,499
Depreciation and amortization	381	775
(Loss) income from operations	(457)	321
Interest and other income, net	181	81
Net loss resulting from foreign exchange transactions	(14)	(219)
(Loss) income before income taxes	(290)	183
Provision for income taxes	49	198
Net loss	$(339)	$(15)
Other comprehensive loss:
Changes in foreign currency translation adjustment	(29)	(367)
Total other comprehensive loss	(29)	(367)
Total comprehensive loss	$(368)	$(382)
Loss per share attributable to Zedge, Inc. common stockholders:
Basic	$(0.02)	$0.00
Diluted	$(0.02)	$0.00
Weighted-average number of shares used in calculation of loss per share:
Basic	14,086	13,975
Diluted	14,086	13,975

ZEDGE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended
	October 31,
	2024	2023

Operating activities
Net loss	$(339)	$(15)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	16	14
Amortization of intangible assets	112	579
Amortization of capitalized software and technology development costs	253	182
Amortization of deferred financing costs	-	1
Stock-based compensation	379	507
Impairment of investment in privately-held company	-	50

Change in assets and liabilities:
Trade accounts receivable	193	(300)
Prepaid expenses and other current assets	(161)	(66)
Other assets	(41)	14
Trade accounts payable and accrued expenses	166	384
Deferred revenue	592	(90)
Net cash provided by operating activities	1,170	1,260
Investing activities
Capitalized software and technology development costs	(146)	(423)
Purchase of property and equipment	(11)	(22)
Net cash used in investing activities	(157)	(445)
Financing activities
Proceeds from exercise of stock options	-	3
Purchase of treasury stock in connection with share buyback program and stock awards vesting	(804)	(13)
Net cash used in financing activities	(804)	(10)
Effect of exchange rate changes on cash and cash equivalents	(11)	(185)
Net increase in cash and cash equivalents	198	620
Cash and cash equivalents at beginning of period	19,998	18,125
Cash and cash equivalents at end of period	$20,196	$18,745

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash payments made for income taxes	$88	$36
Cash payments made for interest expenses	$-	$46

Use of Non-GAAP Measures

Adjusted EBITDA, defined as earnings (loss) before interest, taxes, depreciation and amortization, stock compensation expense, transaction-related expenses and other non-recurring expenses, Adjusted EBITDA Margin, and non-GAAP net income and EPS (which adjust out stock compensation expense, transaction-related expenses and other non-recurring expenses from GAAP net income and EPS), represent measures that we believe are customarily used by investors and analysts to evaluate the financial performance of companies in addition to the GAAP measures we present. Our management also believes these measures are useful in evaluating our core operating results. However, these are not measures of financial performance under GAAP and should not be considered an alternative to net income or operating income/margin as an indicator of our operating performance or to net cash provided by operating activities as a measure of our liquidity.

Reconciliation of Adjusted EBITDA to Net (Loss) Income	Q123	Q223	Q323	Q423	Q124	Q224	Q324	Q424	Q125	FY23	FY24
Net (Loss) Income	$(0.2)	$1.6	$(7.7)	$0.2	$(0.0)	$(9.2)	$0.1	$(0.0)	$(0.3)	$(6.1)	$(9.2)
Excluding:
Interest and other income (expense), net	$(0.0)	$(0.1)	$(0.1)	$(0.1)	$(0.1)	$(0.2)	$(0.2)	$(0.2)	$(0.2)	$(0.3)	$(0.6)
Provision for (benefit from) income taxes	$(0.1)	$0.1	$(0.7)	$0.2	$0.2	$(2.5)	$(0.1)	$0.2	$0.0	$(0.5)	$(2.2)
Depreciation and amortization	$0.8	$0.8	$0.9	$0.8	$0.8	$0.8	$0.6	$0.3	$0.4	$3.3	$2.5
EBITDA	$0.5	$2.4	$(7.6)	$1.0	$0.9	$(11.1)	$0.4	$0.3	$(0.1)	$(3.6)	$(9.5)
Adjustments:
GuruShots acquisition related write-offs	$(0.2)	$(1.8)	$8.7	$0.0	$0.0	$12.0	$0.0	$0.0	$0.0	$6.8	$12.0
Stock-based compensation	$0.6	$0.8	$0.6	$0.6	$0.5	$0.7	$0.5	$0.5	$0.4	$2.5	$2.1
Transaction costs related to business combination	$0.0	$0.0	$0.0	$0.0	$0.2	$0.0	$0.0	$0.0	$0.0	$0.0	$0.2
Adjusted EBITDA	$1.0	$1.4	$1.7	$1.6	$1.5	$1.5	$0.9	$0.8	$0.3	$5.7	$4.7

*	numbers may not add due to rounding

Reconciliation of GAAP Net (Loss) Income to Non-GAAP Net Income	Q123	Q223	Q323	Q423	Q124	Q224	Q324	Q424	Q125	FY23	FY24
GAAP Net (Loss) Income	$(0.2)	$1.6	$(7.7)	$0.2	$(0.0)	$(9.2)	$0.1	$(0.0)	$(0.3)	$(6.1)	$(9.2)
Adjustments:
GuruShots acquisition related write-offs	$(0.2)	$(1.8)	$8.7	$0.0	$0.0	$12.0	$0.0	$0.0	$0.0	$6.8	$12.0
Stock-based compensation	$0.6	$0.8	$0.6	$0.6	$0.5	$0.7	$0.5	$0.5	$0.4	$2.5	$2.1
Transaction costs related to business combination	$0.0	$0.0	$0.0	$0.0	$0.2	$0.0	$0.0	$0.0	$0.0	$0.0	$0.2
Income tax effect on non-GAAP items	$(0.1)	$0.2	$(1.3)	$(0.1)	$(0.2)	$(2.9)	$(0.1)	$(0.1)	$(0.1)	$(1.3)	$(3.3)
Non-GAAP Net Income	$0.2	$0.8	$0.3	$0.6	$0.5	$0.5	$0.5	$0.3	$(0.0)	$1.9	$1.8
Non-GAAP basic EPS	$0.01	$0.06	$0.02	$0.04	$0.04	$0.04	$0.03	$0.02	$(0.00)	$0.13	$0.13
Non-GAAP diluted EPS	$0.01	$0.06	$0.02	$0.04	$0.04	$0.04	$0.03	$0.02	$(0.00)	$0.13	$0.13
Weighted average shares used to compute Non-GAAP basic earnings per share	14.3	14.1	14.0	13.9	14.0	14.1	14.2	14.1	14.1	14.1	14.1
Weighted average shares used to compute Non-GAAP diluted earnings per share	14.3	14.3	14.0	13.9	14.0	14.1	14.5	14.5	14.1	14.1	14.1

*	numbers may not add due to rounding